Exhibit 10.1

CHUBB LIMITED
EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Effective as of February 22, 2024

TABLE OF CONTENTS

Page

SECTION 1. GENERAL	1

1.1.	Purpose and History	1

1.2.	Operation and Administration	1

SECTION 2. METHOD OF PURCHASE		1

2.1.	Eligibility	1

2.2.	Participation Election	2

2.3.	Purchase of Stock	2

2.4.	Termination of Participation	3

SECTION 3. OPERATION AND ADMINISTRATION	3

3.1.	Effective Date	3

3.2.	Shares Subject to Plan	3

3.3.	Adjustments to Shares	4

3.4.	Limit on Distribution	4

3.5.	Withholding	4

3.6.	Transferability	5

3.7.	Limitation of Implied Rights	5

3.8.	Evidence	5

3.9.	Action by Employers	5

3.10.	Gender and Number	5

SECTION 4. COMMITTEE	5

4.1.	Administration	5

4.2.	Selection of Committee	5

4.3.	Powers of Committee	6

4.4.	Delegation by Committee	6

4.5.	Information to be Furnished to Committee	6

4.6.	Liability and Indemnification of Committee	6

SECTION 5. AMENDMENT AND TERMINATION	7

SECTION 6. DEFINED TERMS	7

CHUBB LIMITED
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.
GENERAL

1.1.          Purpose and History. The purpose of the Chubb Limited Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Chubb Limited (the “Company”) and the Related Companies (as defined in Section 6) with an opportunity to acquire a proprietary interest in the Company through the purchase of common shares of the Company (“Stock”). The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended the (“Code”), and the provisions of the Plan are to be construed in a manner consistent with the requirements of that section. The Plan was initially established effective as of July 28, 1995 (the “Original Effective Date”) as the “ACE Limited Employee Stock Purchase Plan”. The Plan was subsequently amended through its fifth amendment, which amended and restated the Plan effective as of February 23, 2017 and changed the name of the Plan to the “Chubb Limited Employee Stock Purchase Plan”. The following provisions constitute an amendment, restatement and continuation of the Plan as adopted by the Board of Directors of the Company (the “Board”) effective as of February 22, 2024, subject to approval of the shareholders of the Company at the Company’s 2024 annual meeting of shareholders.

1.2.          Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.

SECTION 2.
METHOD OF PURCHASE

2.1.          Eligibility. Plan participation shall be available to (and shall be limited to) all persons who are employees (as defined for purposes of Section 423 of the Code) of the Employers, except that the following persons shall not be eligible to participate in the Plan:

(a)	An employee who has been employed less than 500 hours and less than six months.

(b)	An employee whose customary employment is 20 hours or less per week.

(c)	An employee whose customary employment is for not more than five months in any calendar year.

(d)	An employee who owns, or who would own upon the exercise of any rights extended under the Plan and the exercise of any other option held by the employee (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation.

(e)	An employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with respect to whom either one or both of the following apply: (i) the grant of an option under the Plan or an offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or offering to violate the requirements of Section 423 of the Code.

(f)	Any person who is classified by an Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency, or a court. Any change of characterization of an individual by the Internal Revenue Service or any governmental agency or any court shall have no effect upon the classification of an individual as an employee or Participant for purposes of the Plan, unless the Committee determines otherwise.

Notwithstanding the foregoing provisions of this subsection 2.1, an individual may participate in the Plan for any Subscription Period only if they are employed by an Employer on the first day of that period.

2.2.            Participation Election. The Committee shall establish “Subscription Periods” of not longer than one year for the accumulation of funds necessary for payment of the Purchase Price (as defined in subsection 2.3) of Stock under the Plan. For any Subscription Period, an eligible employee shall become a Plan “Participant” by filing, with the Committee, a written payroll deduction authorization with respect to Compensation otherwise payable to the Participant during the period. Such payroll deductions shall be any full percentage of the Compensation of the Participant, or any specified whole dollar amount, up to but not more than 10% of his Compensation in either case. After the beginning of the Subscription Period, and except as otherwise provided in subsection 2.4, a Participant may not alter the rate of his payroll deductions for that period. Subject to the limitations of subsection 2.3, each eligible employee who has elected to become a Participant for a Subscription Period in accordance with the foregoing provisions of this subsection 2.2 shall be granted on the first day of such Subscription Period an option to purchase (at the applicable Purchase Price) on the Exercise Date (as defined in subsection 2.3) for such Subscription Period up to a number of whole shares of Stock determined by dividing such Participant’s accumulated payroll deductions as of such Exercise Date by the applicable Purchase Price. Exercise of the option shall occur as provided in subsection 2.3, unless the Participant has terminated participation in the Plan prior to the Exercise Date as provided in subsection 2.4 or the Participant elects not to exercise the option as provided in subsection 2.3(b). The option shall expire on the last day of the Subscription Period.

2.3.          Purchase of Stock. On the last day of each Subscription Period (the “Exercise Date”), a Participant shall become eligible to exercise his option to purchase the number of whole shares of Stock as his accumulated payroll deductions for the Subscription Period will purchase, subject to the following:

(a)	The “Purchase Price” per share shall be equal to 85% of the fair market value of Stock on the Exercise Date; provided, however, that in no event shall the purchase price be less than the par value of the Stock.

(b)	A Participant shall be deemed to have elected to purchase the shares of Stock which he became entitled to purchase on the Exercise Date unless he shall notify the Committee within seven days following the Exercise Date, or such shorter period as the Committee may establish, that he elects not to make such purchase.

(c)	Any accumulated payroll deductions that are not used to purchase full shares of Stock under the Plan shall be paid to the Participant without interest.

(d)	No employee shall have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan described in Code section 423 and maintained by the Company or any Related Company) in any calendar year, such value being based on the fair market value of Stock as of the date on which the option to purchase the Stock is granted, as determined in accordance with subsection 2.2 of the Plan.

2.4.          Termination of Participation. A Participant may discontinue his participation in the Plan for any Subscription Period, whereupon all of the Participant’s payroll deductions for the Subscription Period will be promptly paid to them without interest, and no further payroll deductions will be made from his pay for that period. If a Participant’s employment with the Employers terminates during a Subscription Period for any reason, all payroll deductions accumulated by the Participant under the Plan for the period shall be paid to the Participant without interest.

SECTION 3.
OPERATION AND ADMINISTRATION

3.1.          Effective Date. The Plan as set forth herein shall be effective as of February 24, 2024, subject to approval of the Plan by the shareholders of the Company at the Company’s 2024 annual meeting of shareholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any rights granted under the Plan are outstanding.

3.2.          Shares Subject to Plan. Shares of Stock to be purchased under the Plan shall be subject to the following:

(a)	The shares of Stock which may be purchased under the Plan shall be currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company (as determined by any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by any executive officer of the Company).

(b)	Subject to the provisions of subsection 3.3, an additional 2,500,000 shares of Stock in the aggregate shall be available for purchase under the Plan, which 2,500,000 shares of Stock shall be in addition to any remaining shares of the 6,500,000 shares of Stock designated as available for purchase under the Plan since the Plan’s Original Effective Date.

(c)	A Participant will have no interest in shares of Stock covered by their Subscription Agreement until the shares are delivered to them.

3.3.          Adjustments to Shares.

(a)	If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the requirements of Code section 423, the Committee shall adjust the number of shares of Stock available under the Plan.

(b)	If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, then, subject to the requirements of Code section 423, there shall be substituted for the shares subject to outstanding rights to purchase Stock under the Plan an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares.

3.4.          Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)	In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934 (“Exchange Act”), the Committee may, at any time, add such conditions and limitations with respect to such Participant as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)	To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3 of the Exchange Act, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

3.5.          Withholding. All benefits under the Plan are subject to withholding of all applicable taxes.

3.6.          Transferability. Except as otherwise permitted under Code section 424 and Rule 16b-3 of the Exchange Act, neither the amount of any payroll deductions made with respect to a Participant’s compensation nor any Participant’s rights to purchase shares of Stock under the Plan may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the Participant, the rights provided to the Participant under the Plan may be exercised only by the Participant.

3.7.          Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of an Employer or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no right to purchase shares under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

3.8.          Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.9.          Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by the provisions of Rule 16b-3 of the Exchange Act, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Employer.

3.10.            Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 4.
COMMITTEE

4.1.          Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 4.

4.2.          Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with Rule 16b-3 of the Exchange Act. Unless otherwise designated by the Board, the Committee shall be the Compensation Committee of the Board.

4.3.          Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish the terms, conditions, restrictions, and other provisions applicable to the right to purchase shares of Stock under the Plan.

(b)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

4.4.          Delegation by Committee. Except to the extent prohibited by the provisions of Rule 16b-3 of the Exchange Act, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

4.5.          Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.6.          Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5.
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary with respect to shares that have been purchased prior to the date such amendment is adopted by the Board. No amendment of the Plan may be made without approval of the Company’s shareholders to the extent that such approval is required to maintain compliance with the requirements of Code section 423.

SECTION 6.
DEFINED TERMS

For purposes of the Plan, the terms listed below shall be defined as follows:

(a)	Compensation. Unless otherwise specified by the Committee prior to the start of a Subscription Period, the term “Compensation” means the regular base salary paid to a Participant by an Employer for the applicable period specified in Section 2.2. The following items of compensation shall not be included in base salary: (i) all overtime payments, bonuses, commissions, profit-sharing distributions, payments relating to stock options or other equity-based awards and other incentive-type payments, and (ii) any and all contributions made on the Participant’s behalf by the Company or any Related Company under any employee benefit or welfare plan now or hereafter established.

(b)	Dollars. As used in the Plan, the term “dollars” or numbers preceded by the symbol “$” shall mean amounts in United States Dollars.

(c)	Employer. The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its eligible employees are referred to collectively as the “Employers” and individually as an “Employer”.

(d)	Fair Market Value. The “Fair Market Value” of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange – Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(e)	Participant. The term “Participant” means any employee of an Employer who is eligible and elects to participate pursuant to the provisions of Section 2.

(f)	Related Companies. The term “Related Company” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.